                         SOUTHSIDE BANCSHARES CORP.
                            3606 Gravois Avenue
                         St. Louis, Missouri 63116
                      -------------------------------
                  Notice of Annual Meeting of Shareholders
                         To Be Held April 25, 1996
                      -------------------------------
    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Southside Bancshares Corp., a Missouri Corporation (the "Corporation"), will be held at South Side National Bank's Lansdowne facility, which is located at 4666 Lansdowne, in the City of St. Louis, Missouri, beginning at 2:00 p.m., Central Standard Time, on Thursday, April 25, 1996, or at any adjournment or adjournments thereof, for the purpose of considering and voting upon the following matters (as more fully described in the attached Proxy Statement):

     1. The election of three Class I Directors, each to serve for a term of three years.

     2. The ratification of the appointment of KPMG Peat Marwick LLP as independent certified public accountants for the Corporation for 1996.

     3. Any other business as may properly come before the meeting, or any adjournment thereof.

     Only holders of Common Stock of the Corporation whose names appear of record on the books of the Corporation at the close of business on March 8, 1996 are entitled to vote at this Annual Meeting or any adjournment thereof.

                                     By Order of the Board of Directors

                                     --------------------------------------
                                     /s/ Joanne M. Schneider
                                     Secretary to the Board
St. Louis, Missouri
March 29, 1996

                              - IMPORTANT -
                              -------------
     YOUR ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE, WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT. A RETURN ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE, IS ENCLOSED FOR YOUR CONVENIENCE. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE MEETING; OR IF YOU DO ATTEND THE MEETING YOU MAY WITHDRAW YOUR PROXY AT THAT TIME IF YOU WISH.

     Shareholders representing a majority of Common Stock issued and outstanding must be present or represented by proxy in order to constitute a quorum. To ensure the presence of a quorum at this meeting, an early return of your proxy is solicited by the Board of Directors.

                        SOUTHSIDE BANCSHARES CORP.
                            3606 Gravois Avenue
                         St. Louis, Missouri 63116
                              (314) 776-7000
                         -------------------------
                              PROXY STATEMENT
                         -------------------------
                      Annual Meeting of Shareholders
                         To Be Held April 25, 1996
                         -------------------------

                          PURPOSE OF THE MEETING
                          ----------------------
    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Southside Bancshares Corp. (the "Corporation") for use at its Annual Meeting of Shareholders to be held at South Side National Bank's Lansdowne facility, which is located at 4666 Lansdowne, in the City of St. Louis, Missouri, beginning at 2:00 p.m., Central Standard Time, on Thursday, April 25, 1996, and at any adjournment or adjournments thereof (the "Annual Meeting"), for the purposes set forth in the attached Notice of Annual Meeting of Shareholders and as further described herein.

                            PROXY SOLICITATION
                            ------------------
     Proxies in the form enclosed are solicited by the Board of Directors of the Corporation. An executed proxy may be revoked by a shareholder at any time before it is exercised by filing a written revocation or a duly executed proxy bearing a later date with the Secretary of the Corporation, either prior to or at the Annual Meeting. If a proxy is properly executed and returned in time, the shares represented thereby will be voted in accordance with the instructions specified thereon, or if no contrary instructions are specified, the shares will be voted in favor of the election of the nominees for Directors and in favor of the proposals described herein. This Proxy Statement and the related form of proxy are first being sent to shareholders of the Corporation on or about March 29, 1996, along with the Corporation's Annual Report for 1995, including financial statements therein.

     It is anticipated that the solicitation of proxies will be made primarily by mail, personal interview and telephone by Directors and regular employees of the Corporation, who will not receive any additional remuneration therefor. The total expense of proxy solicitation will be borne by the Corporation. Brokers, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their expenses.

     As of the date of this Proxy Statement, the Board of Directors of the Corporation is not aware of any matters which may come before the Annual Meeting other than those matters which are referred to in this Proxy Statement. If any other matters properly come before such Annual Meeting or any adjournment thereof, the proxy holders will vote the shares represented thereby in accordance with their best judgment on such matters.

                            VOTING SECURITIES
                            -----------------
     The Corporation is authorized to issue 5,000,000 shares of Common Stock, $1.00 par value (the "Common Stock") and 1,000,000 shares of cumulative Preferred Stock, no par value (the "Preferred Stock"). As of March 8, 1996, 2,849,650 shares of Common Stock were issued and outstanding, representing all of the shares entitled to vote at the Annual Meeting. No shares of Preferred Stock have been issued.

                                RECORD DATE
                                -----------
     In accordance with the Corporation's Bylaws, as amended, and the action of the Directors, the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting is March 8, 1996.

                        VOTE REQUIRED FOR APPROVAL
                        --------------------------
     With respect to those matters to be acted upon at the Annual Meeting, each shareholder of record is entitled to one vote for each share of Common Stock of the Corporation held by him or her on the record date. Cumulative voting for the election of Directors is not available.

     A majority of the outstanding shares entitled to vote must be represented in person or by proxy at the Annual Meeting in order to constitute a quorum to conduct the election of Directors and other matters described in this Proxy Statement. If such a majority is represented at the Annual Meeting, the three nominees for Director who receive the highest number of votes cast will be elected. Approval of the other item proposed for consideration and voting, as set forth in the attached Notice of Annual Meeting of Shareholders, requires the affirmative vote of at least a majority of the shares entitled to vote at the Annual Meeting.

     With respect to each matter to be acted upon at the Annual Meeting, abstentions on properly executed proxy cards will be counted for purposes of determining whether a quorum is present at the Annual Meeting; however, such abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted in calculating voting results on those matters for which the shareholder has abstained or the broker has not voted.

      SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
      --------------------------------------------------------------
     The following tables set forth, as of March 8, 1996, the number of shares of Common Stock, the only class of equity securities outstanding, owned beneficially by each of the Directors of the Corporation (including nominees for Director) and each of the Executive Officers named in the Summary Compensation Table, as well as by all Directors and Executive Officers of the Corporation as a group, without naming them, and the number of shares held by any person who is known to the Corporation to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock. All of the shares of Common Stock identified in these tables reflect the ten-for-one stock split effected by the Corporation on February 15, 1996.

                                                     Amount and Nature of
                                                    Beneficial Ownership(1)
                                                ------------------------------
                                                  Sole Voting        Other        Percent
                                                 and Investment    Beneficial        of
Officers & Directors                                  Power         Ownership      Class(2)
- --------------------                             --------------    ----------     ---------
Richard F. Baalmann                                   1,000         11,000           *
Joseph W. Beetz                                      28,130              -           *
Ralph Crancer, Jr.                                   16,490         18,750          1.23%
Howard F. Etling                                     30,950 (3)    517,690 (4)     19.18%
Douglas P. Helein                                   135,730 (5)          -          4.75%
Earle J. Kennedy, Jr.                                 8,560        103,430 (6)      3.92%
Norville K. McClain                                 122,420 (7)          -          4.28%
Daniel J. Queen                                      60,090          6,250 (8)      2.32%
Richard G. Schroeder, Sr.                                 -         20,850           *
Thomas M. Teschner                                   23,830 (9)    519,400 (4)     19.00%
Executive Officers and Directors (including
  nominees) as a Group (11 persons)                 432,520 (10)   691,170 (4)     39.29%

* less than 1%

                                                     Amount and Nature of
                                                    Beneficial Ownership(1)
                                                ------------------------------
                                                  Sole Voting        Other        Percent
Name and Address of                              and Investment    Beneficial        of
Other Principal Security Holders                      Power         Ownership      Class(2)
- --------------------------------                 --------------    ----------     ---------
Southside Bancshares Corp.(4)                          -           487,650         17.05%
     Employee Stock Ownership Plan
     (With 401(k) Provisions)
     3606 Gravois Avenue
     St. Louis, Missouri 63116

First Banks, Inc.(11)                               518,020            -           18.11%
     135 North Meramec
     Clayton, Missouri  63105
- --------------------------------

(1) The information set forth in these tables is based upon information furnished to the Corporation by the named persons or entities. Beneficial ownership of shares, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares as to which a person directly or indirectly has or shares voting power or investment power or both.

(2) The percentages of the class is based on the total number of outstanding shares of the Registrant's Common Stock (2,849,650) plus the total number of stock options that are exercisable or that will become exercisable within sixty days (10,200).

(3) Includes 29,450 shares held by Mr. Etling's revocable living trust for which Mr. Etling is trustee.

(4) Includes 487,650 shares held by Southside Bancshares Corp. Employee Stock Ownership Plan (With 401(k) Provisions) of which Mr. Etling and Mr. Teschner are Trustees pursuant to appointment by the Board of Directors. Participants in the Trust have voting power over shares of Common Stock allocated to their accounts and such shares will be voted by the Trustees as directed by the participants. Shares for which no direction has been given will be voted directly by the Trustees. Except for 16,830 shares allocated to Mr. Teschner's account for which Mr. Teschner has a beneficial interest, Mr. Teschner and Mr. Etling disclaim any personal interest in all of these shares held by the Trust.

(5) Includes 133,730 shares held by Mr. Helein's revocable living trust for which Mr. Helein is trustee.

(6) Includes 99,690 shares held under two revocable living trusts for which Mr. Kennedy is a co-trustee with his wife. Also includes 2,500 shares held in the Revocable Living Trust of Aurelin M. Kennedy for which Mr. Kennedy is a co-trustee, and 1,240 shares held in custodianship for two minor children for whom Mr. Kennedy is legal guardian.


(7) Includes 115,020 shares held by Mr. McClain's revocable living trust for which Mr. McClain is trustee.

(8) Represents shares held in the Highland Diversified Inc. pension fund for the benefit of Mr. Queen.

(9) Includes 16,830 shares allocated to Mr. Teschner's account under the Corporation's Employee Stock Ownership Plan (With 401(k) Provisions) and 6,000 stock options which are exercisable or will become exercisable within sixty days.

(10) Includes 18,550 shares allocated to the accounts of the executive officers of the Corporation under the Corporation's Employee Stock Ownership Plan (With 401(k) Provisions) and 9,600 stock options which are exercisable or will become exercisable within sixty days.

(11) Not included in First Banks, Inc.'s beneficial ownership information are 5,640 shares owned by James F. Dierberg and 123,920 shares owned by Dierberg Four, L.P. The directors and executive officers of First Securities America, Inc., the general partners of Dierberg Four, L.P., and other members of their family control directly or indirectly First Banks, Inc.

        To the knowledge of the Board of Directors, no change of control has occurred since the beginning of the last fiscal year, and there are no contractual arrangements, the operation of the terms of which may, at a subsequent date, result in a change of control of the Corporation.

                           ELECTION OF DIRECTORS
                           ---------------------
                             (Proposal No. 1)

        Three persons, each of whom are presently members of the Board of Directors, have been nominated for election to membership on the Board of Directors as Class I Directors, each to hold office for a term of three (3) years until the Annual Meeting in 1999. In each instance, Board members are elected to serve until his successor shall have been duly elected and qualified. The Board of Directors have adopted a resolution in honor of Mr. Charles F. Herwig, a former Class I Director who dutifully served the Corporation as a Director for over thirty years. Mr. Herwig passed away in February of 1996 and will be missed by the Directors, officers and employees of the Corporation.

        The Corporation's Articles of Incorporation, as amended, and the amended Bylaws presently provide that the number of Directors to constitute the Board of Directors shall consist of not less than nine (9) nor more than fifteen (15) members and that the total number of Directors may be fixed, within the minimum and maximum numbers, by a vote of a majority of the Directors then in office. Pursuant to these provisions, the Board of Directors, which as of March 8, 1996 had ten (10) members and one vacancy, has fixed the number of Directors at nine (9), with the reduction in the number of Directors to be effective as of the date of the Annual Meeting. The Corporation's Articles of Incorporation and Bylaws, each as amended, also provide that the Board of Directors shall be divided into three (3) classes, as nearly equal as possible, with one class to be elected annually for a three (3) year term. Following the reduction in the number of Directors, and the election of three (3) Class I Directors described herein, the Board of Directors will consist of nine (9) Directors of three (3) Classes with three (3) Directors in each Class.

        Unless otherwise instructed, the proxy holders will vote for the three nominees for Class I Directors shown herein. There is no cumulative voting for the election of Directors. Although it is not contemplated that any nominee will decline or be unable to serve as Director if elected, in either such event, the proxies will be voted for such other person as may be designated by the Board of Directors of the Corporation.

        The nominees for election to the Board of Directors at the Annual Meeting are: Norville K. McClain, Richard G. Schroeder, Sr. and Thomas M. Teschner.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED UNDER ITEM 1 ON THE PROXY CARD.

        The following table indicates the principal occupation or employment for the past five years, age, other directorships, and the year first elected as a Director of the Corporation with respect to each nominee to become a Director and each other Director whose term of office will continue after the Annual Meeting. Information with respect to the business experience of each Director of the Corporation has been furnished by such Director or has been obtained from the records of the Corporation.

                                                            Director of the
                                                              Corporation
Name, Age, Principal Occupation and Other Directorships           Since
- --------------------------------------------------------    ---------------
NOMINEES FOR DIRECTORS - CLASS I DIRECTORS
     (Terms Expiring 1999)

Norville K. McClain (66)                                          1988
     President, Essex Contracting, Inc.
     (building contractor and developer)
     Director, South Side National Bank in St. Louis

Richard G. Schroeder, Sr. (55)                                    1994
     President, St. Louis Fabrication Services, Inc.
     (steel fabrication company)
     Director, South Side National Bank in St. Louis

Thomas M. Teschner (39)                                           1992
     President, Chief Executive Officer and Director,
     Southside Bancshares Corp. and South Side National
     Bank in St. Louis Director, Bank of St. Genevieve,
     The Bank of St. Charles County and State Bank of DeSoto
     (subsidiaries of the Corporation) Prior to June 1992,
     Senior Vice President and Senior Loan Officer for the
     Corporation and South Side National Bank in St. Louis.

DIRECTORS CONTINUING IN OFFICE - CLASS II DIRECTORS
     (Terms Expiring 1997)

Joseph W. Beetz (66)                                              1978
     President, Joseph H. Beetz Plumbing Company, Inc.
     (plumbing contractor)
     Director, South Side National Bank in St. Louis

Ralph Crancer, Jr. (69)                                           1966
     Deputy Sheriff, St. Louis County, Missouri
     Director, South Side National Bank in St. Louis

Howard F. Etling (81)                                             1962
     Publisher Emeritus, Journal Newspapers
     (publishing company)
     Director, South Side National Bank in St. Louis

DIRECTORS CONTINUING IN OFFICE - CLASS III DIRECTORS
     (Terms Expiring 1998)

Douglas P. Helein (44)                                            1992
     Insurance Broker, Welsch, Flatness & Lutz, Inc.
     (insurance agency)
     Director, South Side National Bank in St. Louis



Earle J. Kennedy, Jr. (66)                                        1978
     Former President, Westway Services, Inc.
     (vending company)
     Director, Continental Boiler Works, Inc.
     (steel fabricator)
     Director, South Side National Bank in St. Louis

Daniel J. Queen (54)                                              1992
     President, Highland Diversified, Inc.
     (operates grocery stores)
     Director, South Side National Bank in St. Louis
     and State Bank of DeSoto

Each of the Directors has held the same position or another executive position with the same employer during the past five years.

                        RATIFICATION OF APPOINTMENT
                     OF INDEPENDENT PUBLIC ACCOUNTANTS
                     ---------------------------------
                             (Proposal No. 2)

       The Board of Directors of the Corporation voted to appoint, subject to ratification by the shareholders, KPMG Peat Marwick LLP as independent certified public accountants to audit the accounts of the Corporation for the fiscal year ending December 31, 1996. It is expected that representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire. During 1995, KPMG Peat Marwick LLP provided audit and tax services for the Corporation. The audit services included examination of the consolidated financial statements of the Corporation and its subsidiaries, including annual reports to shareholders and the Securities and Exchange Commission, and consultation and assistance in accounting and related matters. The Board of Directors has a standing audit committee and does not consider the tax services performed by the independent auditors to affect its independence.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP, WHICH IS ITEM 2 ON THE PROXY CARD.

         BOARD OF DIRECTORS AND COMMITTEES OF BOARD OF DIRECTORS
         -------------------------------------------------------
       In fiscal year 1995, non-employee Directors of the Corporation received fees of $300 for each regular board meeting of the Corporation attended. In addition, all non-employee Directors of the Corporation who also served on the Board of South Side National Bank in St. Louis, a subsidiary of the Corporation, received fees of $750 for each regular meeting thereof, and $250 for each committee meeting attended, with a maximum of $1,000 for committee meetings in any one month. Mr. Queen, also serves on the Board of Directors of State Bank of DeSoto, a subsidiary of the Corporation and received fees of $300 for each regular meeting attended thereof, and $100 for loan committee meetings attended thereof. No other remuneration was paid by the Corporation to any non-employee Director or for special assignments. Thomas M. Teschner, an officer of the Corporation, received no additional compensation for his services as a Director of the Corporation or of South Side National Bank in St. Louis, a subsidiary of the Corporation. Mr. Teschner did, however, receive Directors fees for attending regular meetings of the other subsidiaries of the Corporation for which he serves as a Director.

       During 1995, there were twelve (12) regular meetings and no special meetings of the Corporation's Board of Directors. Each of the Directors of the Corporation attended at least seventy-five percent (75%) of the aggregate of the total number of Board of Directors meetings of the Corporation and the total number of meetings held by all committees of the Board on which such Director served during 1995.

       The Corporation has a standing Audit Committee (established 1983). This Committee consists of four Directors who are not officers of the Corporation and is currently comprised of Joseph W. Beetz, Ralph Crancer, Jr., Howard F. Etling and Richard G. Schroeder, Sr., who filled the vacancy created by the death of Charles F. Herwig. It is the responsibility of the Audit Committee to monitor the internal accounting controls and practices of the Corporation and report its findings to the full Board of Directors.
The Committee meets monthly and met twelve (12) times during the last fiscal year.

       The Corporation has no standing nominating committee and no committee performs a similar function. Director nominations on behalf of the Corporation are recommended by the Board of Directors. Nomination recommendations to the Board of Directors by shareholders are not accepted. Compensation of officers of the Corporation is approved by the Corporation's standing Compensation Committee which consists of Joseph W. Beetz, Ralph Crancer, Jr., Howard F. Etling, Norville K. McClain, Douglas P. Helein, Earle
J. Kennedy, Jr., Daniel J. Queen and Richard G. Schroeder, Sr., who filled the vacancy created by the death of Charles F. Herwig. The Compensation Committee met six (6) times during the last fiscal year. The specific functions of the Compensation Committee are discussed in greater detail in this Proxy Statement.

                          EXECUTIVE COMPENSATION
                          ----------------------
       The following table sets forth information concerning the remuneration paid or accrued in 1995, 1994 and 1993 for Thomas M. Teschner, the Chief Executive Officer of the Corporation. None of the other executive officers of the Corporation received total annual salary and bonuses exceeding One

Hundred Thousand Dollars ($100,000) during the fiscal year ending December 31, 1995.

                                       Summary Compensation Table
                                       --------------------------

                                                  ANNUAL                  LONG TERM        ALL OTHER
                                               COMPENSATION              COMPENSATION    COMPENSATION
                                        -----------------------------------------------
NAME AND PRINCIPAL POSITION      YEAR   SALARY ($)(1)   BONUS ($)(2)  Awards Securities     ($)(3)
                                                                     Underlying Options
                                                                             (#)
- ----------------------------     ----   -------------   ------------ ------------------- -------------
Thomas M. Teschner (39)          1995    $160,000.00    $100,000.00          -0-         $30,545.82(4)
  President, Chief Executive
  Officer and Director of the    1994     140,000.00        -0-              -0-          21,847.93
  Corporation and South Side
  National Bank in St. Louis     1993     125,000.00      40,000.00       10,000(5)       16,794.89

 (1) Includes deferred compensation.

 (2) Includes a bonus for 1994 performance paid to Mr. Teschner in 1995 in accordance with the executive compensation program as discussed in greater detail elsewhere in this Proxy Statement.

 (3) The value of incidental personal benefits has not been included because such value was below the Securities and Exchange Commission's required disclosure thresholds.

 (4) Consists of the Corporation's contribution of $18,695.82 to the Southside Bancshares Corp. Employee Stock Ownership Plan (With 401(k) Provisions), and $11,850.00 in Directors' fees from Bay-Hermann-Berger Bank (which was sold by the Corporation in March of 1995), Bank of St. Genevieve, The Bank of St. Charles County and State Bank of DeSoto (subsidiaries of the Corporation).

 (5) The number of options has been adjusted to reflect the ten-for-one stock split effected by the Corporation on February 15, 1996.

                      AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                                     FY-END OPTION/SAR VALUES(1)
                      -------------------------------------------------------
                                                    Number of Securities
                                                   Underlying Unexercised         Value of Unexercised
                                                       Options/SARs at                in-the-Money
                                                       Fiscal Year-End               Options/SARs at
                    Shares Acquired    Value                 (#)                    Fiscal Year-End($)
Name                on Exercise (#)  Realized ($)  Exercisable/Unexercisable(2) Exercisable/Unexercisable
- -----               ---------------  ------------  ---------------------------- -------------------------
Thomas M. Teschner        -0-            -0-               6,000/4,000(3)            $48,000/32,000(4)

(1) The Corporation granted no Options in 1995 as further described in the section of this Proxy Statement entitled "Compensation of the Chief Executive Officer."

(2) All amounts in the table represent Options. Although the Corporation's stock option plan also provides for the issuance of SARs, there are currently no issued SARs.

(3) The number of options has been adjusted to reflect the ten-for-one stock split effected by the Corporation on February 15, 1996.

(4) The value of the unexercised Options is calculated by subtracting the exercise price of the Options from the market price of the Common Stock as of March 8, 1996, multiplied by the number of Options.

Responsibilities of the Compensation Committee
- ----------------------------------------------
       A Compensation Committee of the Board of Directors comprised solely of non-employee Directors (the "Committee") was established in 1993. The role of the Committee is to review the general compensation structure for executive officers of the Corporation, including those named in the Summary Compensation Table which appears elsewhere in this Proxy Statement, and to approve the specific compensation levels of such executive officers. The Committee may seek the approval of the Corporation's full Board of Directors on significant program changes.

Compensation Philosophy and Programs for 1995
- ---------------------------------------------
       In 1994, the Compensation Committee engaged an independent third party to assist in the development of an executive compensation program. Based upon recommendations of the independent third party, as well as a competitive compensation analysis, the committee adopted the Corporation's Annual Incentive Plan (the "Plan"). Information for determining the competitive compensation levels was obtained from a bank cash compensation survey prepared by the Bank Administrative Institute, as well as, an independent survey of financial institutions in Missouri and Illinois with total assets of $300,000,000 to $1,000,000,000. The basic philosophy underlying the Plan is as follows:

* Maintain base salary levels relatively close to the market median for financial institutions in the Corporation's peer group.

* Provide for annual incentive opportunities based on the achievement of established business plan goals. The amount of the target opportunities would also be in line with the market median for financial institutions in the Corporation's peer group, with additional upside potential for performance significantly above the predetermined goals.

       In 1995, the executive compensation program was comprised of the following components:

* Salary. For executive officers, the Committee used the competitive compensation data, and then considered the experience levels of the incumbents in determining actual compensation levels.

* Bonus Plan. The Committee will approve annual bonuses for certain executive officers of the Corporation based upon the formula provided for in the Plan. Pursuant to the Plan, officers who substantially impact the Corporation's performance will be eligible to receive annual incentive awards if the Corporation achieves certain performance goals based on profitability and asset quality compared to prior years. Measures of profitability include return on average assets for the Corporation and its bank subsidiaries. Measures of asset quality include total nonperforming loans and total nonperforming assets. Actual award opportunity levels will depend on the extent to which the Corporation realizes established performance goals. The maximum incentive award level pursuant to the Plan for 1994 and 1995 was set at 150% of the target award level. The target award level ranges from 15% to 35% of annual salary. In order to achieve the maximum award level, the Corporation must have met or exceeded 120% of established performance goals. In the event the performance goals are exceeded, the award level could range up to 52% of the annual salary. However, the Committee retains the right to further increase annual incentive awards if individual contributions warrant.

* The Plan does not provide for issuance of stock based awards. The Southside Bancshares Corp. 1993 Non- Qualified Stock Option Plan allows the Compensation Committee to periodically grant options to key executives of the Corporation. There were no options granted in 1995, or any additional stock based awards given out during the year, other than contributions to the Corporation's Employee Stock Ownership Plan (With 401(k) Provisions), which includes substantially all employees of the Corporation.

Compensation of the Chief Executive Officer
- -------------------------------------------
       The President and Chief Executive Officer's compensation for 1995 consisted of:

* Base salary of $160,000.

* Bonus of $100,000. The bonus paid during 1995 related to the 1994 Bonus Plan. Because the Plan requires performance bonuses to be based on actual results, it is not feasible to pay bonuses during the fiscal year to which the bonus applies. The bonus amount was computed in accordance with the Plan, although the Committee exercised their discretion to further increase the award based on the merits of the accomplishments achieved during 1994, including record-setting earnings, a substantial reduction in nonperforming assets, and the termination of all formal agreements with the Corporation's regulatory agencies. Net income increased by 65% in 1994 and was 130% of the target amount included in the Plan. Nonperforming assets declined by 60% which was 136% of the target reduction outlined in the Plan. The Office of the Comptroller of the Currency terminated both formal written agreements with the Corporation's lead bank, South Side National Bank in St. Louis, and the Federal Reserve Bank of St. Louis terminated the Memorandum of Understanding with the Corporation, which had been entered into in 1992.

                      The Compensation Committee
                      --------------------------
                  Joseph W. Beetz       Ralph Crancer, Jr.
                  Howard F. Etling      Norville K. McClain
                  Douglas P. Helein     Earle J. Kennedy, Jr.
                  Daniel J. Queen       Richard G. Schroeder, Sr.

Shareholder Return Performance Presentation
- -------------------------------------------
             COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                       Southside Bancshares Corp.
The following graph summarizes cumulative returns experienced by the Corporation's shareholders over the years 1991 through 1995, compared to the S&P 500 Index and the NASDAQ Banks Index.

                             Southside                        Nasdaq
Measurement Period           Bancshares         S&P           Banks
(Fiscal Year Covered)           Corp.        500 Index        Index
- ---------------------       -------------    ---------    -------------
Measurement Pt 12/31/90     $100             $100         $100

FYE 12/31/91                $103             $130         $164
FYE 12/31/92                $106             $140         $239
FYE 12/31/93                $313             $154         $272
FYE 12/31/94                $317             $156         $271
FYE 12/31/95                $404             $213         $404

*Assumes $100 invested on December 31, 1990 in Corporation's Common Stock, the S&P 500 Index, and the NASDAQ Banks Index. Total return assumes reinvestment of dividends.


Employment Contracts
- --------------------
Mr. Teschner's Employment Contract
- ----------------------------------
       The Corporation and South Side National Bank in St. Louis (the "Bank") entered into an employment agreement, dated April 27, 1995, to engage the services of Mr. Teschner to serve as President and Chief Executive Officer of the Corporation and the Bank (the "President's Employment Agreement"). The President's Employment Agreement replaced a prior employment agreement between the Corporation, the Bank and Mr. Teschner dated December 12, 1993. The President's Employment Agreement continues for an initial period of three years. The term of the President's Employment Agreement automatically renews for a new three year period unless notice not to renew is delivered on or before either the first anniversary date of the President's Employment Agreement or any successive yearly anniversary thereafter.

       The President's Employment Agreement provides for an annual salary, which is reviewed on an annual basis, and may be adjusted as determined by the Board of Directors of the Corporation and the Bank. Mr. Teschner is also entitled to other benefits, including participation in any incentive bonus, employee welfare, employee benefit, stock purchase or similar plan maintained by the Corporation and/or the Bank, and other personal benefits.

       The Corporation or the Bank may terminate the employment of Mr.

Teschner at any time for "cause" or disability. Cause is defined as willful misconduct resulting in indictment for an alleged felony, violation of any material provision of the President's Employment Agreement or any willful failure substantially to perform any reasonable directions of the Corporation's or the Bank's Board of Directors within 60 days after written demand. In addition, termination for "cause" requires the affirmative votes of at least two-thirds of each of the Corporation's and the Bank's Board of Directors. A disability, to constitute an event of termination of the President's Employment Agreement, must continue for a period of six months.

       Upon such termination for cause or disability, Mr. Teschner is entitled to receive a severance payment equal to the greater of (a) one-third of his current annual base salary or (b) a severance payment computed in accordance with the Corporation's or the Bank's then existing severance policy. Upon Mr. Teschner's death during the term of the President's Employment Agreement, his beneficiary or estate is entitled to the benefits payable under the accidental death, life insurance and similar plans for employees of the Corporation and the Bank. In the event that such death benefit plans are amended to reduce or terminate benefits, Mr. Teschner's beneficiary or estate is entitled to a lump sum payment equal to the difference between the sum which would have been payable under the death benefit plans as of the date of the President's Employment Agreement, and the sum payable under the amended plans.

       The President's Employment Agreement provides that, after termination of employment for cause or improper termination by the employee, Mr. Teschner will not, for a period of six months after termination, solicit customers or clients of the Corporation, the Bank or any of their subsidiaries without the prior approval of the Board of Directors.

       The President's Employment Agreement further provides that, upon a change of control of the Corporation or Bank, if Mr. Teschner's employment is terminated by the Corporation and the Bank other than for cause, death or disability within six months prior to or within three years following a change in control, or if Mr. Teschner voluntary terminates his employment within six months following a change of control, Mr. Teschner is entitled in lieu of all other benefits to the following severance benefits: (i) an amount equal to three times his highest annual salary in effect at any time during the term of the President's Employment Agreement, (ii) an amount equal to three times his highest annual bonus prior to the termination,
(iii) an amount equal to his unpaid annual salary and accrued vacation, and
(iv) a continuation of his welfare benefits of health and medical insurance for three full years, provided, however, that such welfare benefits will be discontinued prior to the end of three years in the event that Mr. Teschner has available substantially similar welfare benefits from a subsequent employer. Such severance benefits are limited in the aggregate, however, to an amount that does not constitute an "excess parachute payment" under the Internal Revenue Code.

Pension Plan and Retirement Trust
- ---------------------------------
    The Corporation maintains a Pension Plan and Retirement Trust (the "Pension Plan") for officers and employees. The Pension Plan is non-contributory and is uniformly applied to officers and employees. Normal retirement is at 65 years of age. Normal annual retirement benefits are determined at fifteen percent (15%) of average annual salary for the highest five (5) consecutive years prior to date of termination of employment plus ten percent (10%) of the average annual compensation in excess of $7,200. The entire benefit shall be reduced by 1/15th for each year of service less than fifteen (15) years.

                            PENSION PLAN TABLE
                            ------------------
      Remuneration                                          Creditable
      (Average Annual Salary Five                        Years of Service
      Years Prior to Retirement)                       10        15 or more
      ---------------------------------------------------------------------
      $ 75,000                                       $12,020       $18,030
       100,000                                        16,187        24,280
       125,000                                        20,353        30,530
       150,000 or greater(1)                          24,520        36,780
- ----------------------------

(1) Federal income tax laws limit the computation of benefits and contributions by the employer to the Pension Plan to a maximum amount based on annual compensation (which amount was $150,000 in 1995).


        Remuneration in the Pension Plan table includes annual base salary, bonus and fringe benefits. The 1995 earnings for computing retirement benefits and the number of creditable years of service under the above-described Pension Plan for the individuals named in the Summary Compensation Table were as follows: Mr. Teschner, $150,000 and 9 years.

        Estimated annual benefits payable upon retirement at age 65 are based on a straight life annuity basis, and the value of Social Security Benefits are not deducted from these amounts.

              INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS
              ----------------------------------------------
        The Corporation and its subsidiary banks have had and expect to have in the future, loans and other banking transactions in the ordinary course of business with a number of its officers and Directors and their associates. Such transactions were made and will be made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not and will not involve more than normal risk of collectibility or present other unfavorable features.

        During the previous calendar year, the subsidiaries of the Corporation have had commercial transactions in the ordinary course of business with companies with which certain of the Corporation's Directors are affiliated. No significant business or personal relationships with the subsidiaries of the Corporation existed by virtue of a person's position in the Corporation or in subsidiaries of the Corporation, or ownership interest in the Corporation.

                           SHAREHOLDER PROPOSALS
                           ---------------------
        If any shareholder of the Corporation intends to submit a proposal for inclusion in the proxy statement to be delivered in connection with the Annual Meeting of Shareholders to be held in April 1997, the shareholder's proposal and supporting statement, if any, must meet the requirements established by the Securities and Exchange Commission for shareholder proposals and must be received by the Corporation at its principal executive offices no later than December 2, 1996. It is suggested that any such proposals, together with any supporting statement, be submitted by Certified Mail, Return Receipt Requested and be directed to the attention of the Secretary of the Corporation.

                               OTHER MATTERS
                               -------------
        Compliance with Section 16(a) of the Securities Exchange Act of 1934. The Corporation's executive officers, Directors and persons who own beneficially more than ten percent (10%) of the Corporation's stock are required under Section 16(a) of the Securities Exchange Act of 1934 to file certain reports of ownership, and changes in ownership, of the Corporation's stock with the Securities and Exchange Commission. Copies of such reports must be furnished to the Corporation. Based solely on a review of the copies of such forms furnished to the Corporation, and on written representations from the Corporation's executive officers and Directors, the Corporation believes that all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than ten percent (10%) beneficial owners have been complied with, except that Director Kennedy filed one late report which related to a single transaction.

        Annual Report. Copies of the Annual Report for the fiscal year ended December 31, 1995, including financial statements certified by the Corporation's independent accountants, have been mailed to all stockholders entitled to vote at the Annual Meeting on April 25, 1996. Additional copies of this Report are available on request.

SHAREHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY.
- ----------------------------------------------------------------------------


                                       BY ORDER OF THE
                                       BOARD OF DIRECTORS


                                       /s/ Joanne M. Schneider
March 29, 1996                         Joanne M. Schneider
St. Louis, Missouri                    Secretary to the Board

                           SOUTHSIDE BANCSHARES CORP.
                              3606 Gravois Avenue
                           St. Louis, Missouri  63116

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

  The undersigned hereby appoints Joseph W. Pope and Alphonse Rengel, and each of them, with or without the other, attorneys and proxies, with full power of substitution, to vote all of the shares of common stock of Southside Bancshares Corp. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of said Corporation to be held at South Side National Bank's Lansdowne facility, which is located at 4666 Lansdowne, St. Louis, Missouri, on Thursday, April 25, 1996, at 2:00 p.m., local time, and at any adjournments thereof: (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Corporation's proxy statement, receipt of which is hereby acknowledged; and (2) in their discretion upon such other matters as may properly come before the Annual Meeting of Shareholders.

  1. Election of directors: Norville K. McClain, Richard G. Schroeder, Sr. and Thomas M. Teschner.

     [   ] FOR all nominees listed.

     [   ] FOR all nominees listed except                                 .

     [   ] WITHHOLD AUTHORITY to vote for all nominees listed.
- ---------------------------------------------------------------------------
  2. Ratification of the appointment of KPMG Peat Marwick as independent certified public accountants for the Corporation for 1996.

     [   ] FOR    [   ] AGAINST   [   ] ABSTAIN
- ---------------------------------------------------------------------------
  3. On any other matter that may be submitted to a vote of shareholders.

  This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the proxy will be voted FOR Proposals 1 and 2. If any other business is presented at the meeting, this proxy will be voted in accordance with the recommendation of management.

   (YOU ARE REQUESTED TO COMPLETE, SIGN, AND RETURN THIS PROXY PROMPTLY)

             Dated                                                  , 1996
             -------------------------------------------------------------
             -------------------------------------------------------------
        IMPORTANT: Please date this proxy and sign exactly as your name(s) appears thereon. If stock is held jointly, signature should include both names. Executors, administrators, trustees, guardians, corporate officers and others signing in a representative capacity should so indicate.

        PROXY MUST BE RETURNED BY APRIL 25, 1996

        [ ] Please check box if you plan to attend the Annual Meeting